                                                                   EXHIBIT 10.12

                           STANDARD INDUSTRIAL LEASE

                              INFORMATION SCHEDULE

This Information Schedule is a part of the Lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease Paragraphs.

INFORMATION                                                           PARAGRAPH

DATE OF LEASE:      ____________, 1995                                  #1

PARTIES:

LANDLORD:           OTR, an Ohio General Partnership                    #1,19
                    Copy: CB Commercial Real Estate
                          Group, Inc.
                          250 West Pratt Street
                          Suite 700
                          Baltimore, Maryland 21201
                          Attention: Portfolio Manager

TENANT:             Viking Office Products, Inc.                        #1,19
                    Copy: Donald Wilson
                          Vice President Operations
                          13809 South Figueroa
                          Los Angeles, California 90061

PREMISES:           Approximately 61,523 Square Feet at                 #2.1
                    10650 Riggs Hill Road, Suites 101-102
                    Jessup, Maryland 20794

                    Adjacent Site Improvements (if none,
                    so state): N/A                                      #2.1(b)

BUILDING:           10650 Riggs Hill Road
                    Jessup, Maryland 20794

INDUSTRIAL PARK:    N/A

DATE OF OCCUPANCY:  The "Date of Occupancy" shall be                    #3.2
                    June 15, 1995 for Suite 101, and not
                    later than August 1, 1995 for Suite
                    102.

TERM:               The "Lease Term" shall be for Six                   #4
                    (6) years  and forty-five (45) days
                    beginning on June 15, 1995 and ending
                    at midnight on the last day of July,
                    2001.

FIXED MINIMUM RENT:                                           Fixed Monthly
                    Lease Year          Rental Rate           Minimum Rent
                    ----------          -----------           -------------
                         1               $3.60/sf               $18,456.90

                         2               $3.60/sf               $18,456.90

                         3               $3.74/sf               $19,174.67

                         4               $3.89/sf               $19,943.71

                         5               $4.05/sf               $20,764.01

                         6               $4.21/sf               $21,584.32

RENT COMMENCEMENT
DATE:               August 1, 1995

ADDITIONAL RENTS:   Tenant's Share of the Operating                     #5.2,
                    Costs, Real Estate Taxes, and                        8.2,
                    Insurance Premiums is established at                 10.1,
                    Fifty-One and Ten One Hundredths                     11
                    (51.10%) percent.

SECURITY DEPOSIT:   The initial Security Deposit is                     #5.4
                    $   N/A
                     ---------.

PREPAID RENT:       $18,456.90

PERMITTED USES:     The sale and distribution of office
                    supplies and related items.                         #6.1

LANDLORD'S BROKER
(if none, so state): CB Commercial Real Estate Group, Inc.              #20

TENANT'S BROKER
(if none, so state): Midland Realty, Inc.                               #20

ADDITIONAL EXHIBITS: The following Exhibits are attached to and made a part of this Lease.

                     A. Description of the Premises

                     B. Plan of the Premises

                     C. Landlord's Work and Tenant's Work

                     D. Dangerous/Hazardous Chemicals and Materials

                     E. Tenant Substances

                     F. Parking Plan

1.     Parties.

       This lease is made as of the date shown in the Information Schedule, between the parties as provided in said schedule.

2.     Premises, Property.

2.1    Premises.

       In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and Tenant leases from Landlord:

   (a) the "Premises" are located in the "Building" described in Exhibit A and the Information Schedule and are shown on Exhibit B.

   (b) the sole right to use the parking and loading area, if any, as set forth on Exhibit F.

   (c) the non-exclusive right to use together with Landlord and other tenants of the Building the driveways, parking (to the extent not leased to other tenants for their sole use), and grounds.

   (d) Tenant acknowledges that Landlord has the right and authority to erect freestanding buildings or other structures or facilities in the common areas or elsewhere in the Building, and to manage and operate the common areas, including all means of exit and entrance and approaches thereto within the Building. Landlord shall at all times have the right, at Landlord's sole discretion from time to time, to erect freestanding buildings or other structures or facilities, and to determine and change the common areas and parking plan for the Building, and the arrangement of entrances, exits and approaches thereto, providing the same satisfies governmental codes. Landlord further reserves the right at any time to relocate the various buildings, automobile parking areas, and other common areas located in the Building.

3.     Improvements, Date of Occupancy.

       Date of Occupancy.

       If the Date of Occupancy occurs under (b) as provided in the Information Schedule, Landlord and Tenant each agrees, if asked, to execute an addendum listing the date.

       Tenant may take occupancy of the Premises prior to the date of substantial completion of the construction of the Premises provided that such possession does not unreasonably interfere with the construction of the Premises. If Tenant shall take such early occupation of the Premises, Tenant shall provide Landlord with evidence that it has obtained all necessary insurance coverage required to be maintained by it by the terms and conditions of this Lease.

       Except as specifically set forth in this Lease, Tenant leases the Premises from Landlord in "as is" condition.

4.     Term: Commencement and Termination.

       The Lease Term is as provided in the Information Schedule. This lease is not terminable by Tenant, except as expressly stated.

5.     Rents, Security Deposits.

5.1(a) Fixed Minimum Rent.

       Tenant agrees to pay Landlord Fixed Minimum Rent (the Rent) for the Premises in the amounts listed in the Information Schedule. The Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any renewal Lease Term.

5.1(b) Rent Tax.

       If any governmental agency imposes any tax measured by the amount of rent paid, Tenant will pay such tax at the time of each payment of Fixed Minimum Rent or Additional Rent.

       Landlord agrees to invoice Tenant on a monthly basis, or on such other schedule as necessary in order to collect such rent tax in a timely manner in order that Landlord can make payments of such tax to the taxing authority on its due date.

       However, in the event that any such rent tax is imposed, Tenant shall have sixty (60) days from the date of receipt of the first invoice from the Landlord to make payment of the tax. Thereafter, the Tenant shall make payment of any future invoices for such tax at the time of each payment of the Fixed Minimum Rent.

5.2(a) Additional Rent.

       In addition to the Fixed Minimum Rent, Tenant will pay as Additional Rent Tenant's Share of Operating Costs, Insurance Premiums (Paragraph 8.2) and Real Estate Taxes (Paragraph 10) (collectively "Property Costs"). Operating Costs include all costs and expenses of any kind or nature incurred by Landlord in managing, operating, equipping, policing, protecting, lighting, repairing, replacing and maintaining the Building and the common areas, including, but not limited to, maintenance and repairs, common area utilities, water and sewer, landscaping, irrigation systems, cleaning of the common areas, snow removal, lighting, pest control, security costs (if any), supplies pertaining to the operation of the property, trash removal, parking lot sweeping, personal property taxes for personal property related to the Premises or the Building, Owners' Association dues (if any), maintenance of and replacement of equipment, exterior painting, roof repairs, parking lot repairs, seal coating, and striping, plumbing repairs, and compensation and benefits of employees involved in such work which is not included as part of the management fees. Any costs associated with the cleanup of any Hazardous Materials shall be excluded from the Operating Costs, provided that any such cleanup caused directly or indirectly by the Tenant's use or occupation of the Premises shall be paid for solely by Tenant. Notwithstanding any language to the contrary in this Paragraph 5.2(a), Operating Costs shall not include management fees or any items typically considered as capital improvements to be made by the Landlord, including, by way of example, the full replacement of the roof or the full repaving of the parking lot.

       If Tenant fails to pay its share of these expenses, Landlord shall have the remedies provided for the failure to pay rent. The obligation of Tenant as set forth in this Paragraph 5.2(a) shall survive the expiration or earlier termination of this Lease.

5.2(b) Payment of Additional Rent.

       Additional Rent, together with any tax measured by the amount of Additional Rent, will be paid in monthly installments on the first day of each month in an amount reasonably established from time to time by Landlord. Property Costs for periods including time outside the Lease Term will be prorated.

       The Tenant's Share of Property Costs shall be reasonably estimated by the Landlord as per an annual statement itemizing those Property Costs, which statement shall be subject to reconciliation by the Landlord of the actual amount of such Property Costs within one hundred and twenty (120) days after the end of each calendar year during the Term. Tenant shall not be responsible for any Property Costs that are not enumerated in the reconciliation for a calendar year, provided that Landlord shall be permitted to notify Tenant that additional items may be included in an amendment to the annual reconciliation, although, as of the date of the issuance of the reconciliation, Landlord does not know the exact amount of such Property Costs. If the accounting so provided by Landlord is not objected to by Tenant within thirty (30) days after issuance, then said accounting shall be deemed to be final and approved by Tenant. Tenant shall have the right to audit Landlord's books with regard to the computation of Property Costs, provided that such audit occurs within thirty (30) days of Tenant's notice of objection to Landlord, and that such audit occurs at a place and time mutually agreeable to Landlord and Tenant. Tenant shall pay all costs of such audit. Tenant shall not have the right to audit Landlord's accounts more than one time during any calendar year during the Term. If the Tenant's audit determines that it has been overcharged by more than five percent (5%), then Landlord shall pay the reasonable cost of Tenant's audit.

       Any rent due Tenant or payment due Landlord as indicated by such annual reconciliation shall be paid within fifteen (15) days from receipt of such reconciliation.

       Any sum of money payable by Tenant to Landlord pursuant to the terms of this Lease shall be deemed to be Additional Rent.

The obligation of Tenant as set forth in this Paragraph 5.2(b) shall survive the expiration or earlier termination of this Lease.

5.2(c) Tenant's Share.

       Tenant's Share is the percentage obtained by dividing the area of the Premises (61,523 sf) by the number of square feet of leasable area in the Building (120,400 sf).
       The Tenant's Share is initially established as set forth in the Information Schedule.

5.3 Rent Obligations Independent; Abatement; Proration; Where Payable; Late Charges.

       The rent obligations are independent of any other obligations of Tenant or Landlord, and Tenant is not entitled to any abatement or reduction in rent except as expressly provided. Tenant waives the benefit of any statute which would alter this agreement of the parties. Rent due for any period which is less than one month will be prorated. Rent is payable to Landlord at the address listed in the Information Schedule or such other places the Landlord may designate from time to time in writing. A five percent (5%) handling fee is due on any rent (including Additional Rent) not paid within ten (10) days of the due date.

6.     Use.

6.1    Use.

   (a) Tenant covenants and agrees to use the Premises for no purpose other than those listed in the Information Schedule.

   (b) Landlord hereby grants to Tenant, its employees and invitees the right, during the term of this Lease, to use, in common with others entitled to the use thereof, the parking areas and access roads in the Building. The manner in which such areas and facilities shall be maintained, and the expenditures therefor, shall be at the discretion of Landlord and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time and shall apply uniformly to all tenants of the Building.

   (c) Landlord shall have the right to require Tenant and its employees to park in designated parts of the parking area or to park in those parts of the parking area specifically reserved for the Tenant's exclusive use. Tenant shall not at any time allow any trucks or any other vehicles servicing the Premises to stand or park unnecessarily in the access roads or areas provided for use by vehicles providing services to other tenants of the Building.

   (d) The Building may be expanded or it may be determined that alterations are to be made, and construction of later stages or future alterations may necessitate the rearrangement and alteration of some or all of the common areas. Landlord, therefore, reserves the right, in its sole reasonable discretion, to change, rearrange, alter, modify or supplement any or all of the areas designed for the common use and convenience of all tenants so long as adequate common area facilities are made available to Tenant herein, regardless of whether the real property constituting the common area is owned by the Landlord as of the date of this Lease or is purchased by Landlord thereafter.

   (e) Landlord shall have the right at any time and from time to time to exclude and restrain any person from use or occupancy of the common areas, excepting, however, bona fide clients, patrons, and service suppliers of Tenant or other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant with respect to the common area be at all times be subject to the rights of Landlord, the other tenants of Landlord, and the other owners of the Building to use the same in common with Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the common area by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall enforce Landlord's right to exclude or restrain all such unauthorized persons by appropriate proceedings. Nothing therein shall affect the rights of Landlord at any time to remove any such unauthorized persons from the common area or to restrain such persons from using any of said areas.

6.2    Compliance with Law.

       Tenant, at its expense, will promptly comply with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations of fire rating organizations, Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the demised Premises by Tenant. Tenant will not carry on, nor permit any dangerous or offensive activity so as to create damage to the Property, waste, a nuisance, or, disturbance to other tenants. If Tenant's use or occupation of the Premises requires that changes be made to the Premises in order to comply with the Americans with Disabilities Act, or any similar legal requirements, then Tenant will effect all such changes at its sole cost and expense, provided that it shall first submit plans and specifications to Landlord for its prior approval in accordance with the terms and conditions of this Lease. If the use or occupation of the Premises by Tenant should require that changes be made to the common areas or any other portion of the Building in order to comply with the Americans with Disabilities Act or any similar legal requirements, then the Landlord will effect all such changes, and Tenant shall repay promptly to Landlord all reasonable costs and expenses incurred by Landlord in effecting such compliance.

6.3    Environmental Protections.

   (a) Tenant acknowledges that there are in effect Federal,

State, and Local laws, regulations, and guidelines, and that additional and other laws, regulations, and guidelines (collectively the "Environmental Requirements") may hereinafter be enacted to take effect relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said Environmental Requirements. Tenant agrees to comply with Exhibit "D" ("Control of Dangerous/Hazardous Chemicals and Materials"). Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse affect to the environment by Tenant, directly or indirectly resulting from the presence of any Hazardous Materials in, on, or under the Premises that were introduced to the Premises by Tenant. Tenant shall, within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Requirements with respect to the Premises or any other portions of the Building as the result of the placement or storage of Hazardous Materials by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney's fees, fines or other penalty payments. All obligations of Tenant under this Paragraph
6.3 shall survive the expiration or earlier termination of the Lease.

   (b) For purposes of this provision, Tenant shall be conclusively deemed to have violated the Environmental Requirements if (i) any notice or order is directed to either Landlord or Tenant by any governmental agency, body, or court alleging that such violation has occurred, if Landlord subsequently obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Materials, which report states that there are or were Hazardous Materials used, stored or placed upon the Premises; or (ii) without the precondition of Landlord's having received a notice or order as set forth in Subsection (b)(i) herein, if Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Materials, which report states that there are or were Hazardous Materials used, stored or placed upon the Premises. With regard to the report noted in this Subparagraph (b), Tenant shall reimburse Landlord for the cost of said report if it is determined that it is the Tenant's fault that there are or were Hazardous Materials used, stored or placed upon the premises. In the event Tenant is deemed to have violated any of the Environmental Requirements as set forth in the preceding sentence, Landlord shall have the right and option, after fifteen (15) days prior written notice to Tenant, to terminate this lease by written notice thereof to Tenant, in which event Landlord shall retain all rights and remedies, and Tenant shall be subject to all liabilities, set forth in Paragraph 6 of this lease notwithstanding such termination. Landlord's right to terminate this Lease pursuant to this Paragraph 6(b) shall be ineffective if the report described above in (i) or (ii) shall state that the existence of the Hazardous Materials upon the premises is clearly not Tenant's fault. Landlord agrees to give Tenant a copy of any notice of violation received by it within seventy-two (72) hours or receipt. Tenant shall have the right to cure the noted violation within said fifteen (15) day period or within the cure period given Tenant in the notice of violation, but in no case to exceed sixty (60) days from the date of Tenant's receipt of the notice of violation or the date of its receipt of the fifteen (15) day notice from Landlord, whichever shall be the earlier, and in no case shall any attempt to effect such cure diminish, decrease, or in any other manner modify Landlord's termination right as set forth herein, should such attempted cure be unsuccessful in obviating any violation. Notwithstanding any language to the contrary in this Paragraph 6.3(b), prior to its engaging any engineer or other party to test for or to determine the existence of Hazardous Materials in the Premises, Landlord shall give Tenant one (1) week's advance notice of its intent in this regard.

   (c) Tenant hereby grants Landlord, and Landlord's agents and employees (including but not limited to, any engineers or other parties engaged in the testing of Hazardous Materials) the right to enter upon the Premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this paragraph and, if the Tenant is in default pursuant to the terms of this Paragraph 6 with regard to any then-existing notice to comply with Environmental Requirements, Landlord may make such reasonable repairs in order to comply with said notice to comply with Environmental Requirements. In furtherance of this Paragraph 6(c), Landlord agrees to use reasonable efforts not to unreasonably interrupt Tenant's business activities.

   (d) Tenant represents and warrants that, as of the date of this Lease, it currently uses, employs, stores, or intends to use, employ or store on the premises those substances listed in Exhibit "E" to this Lease (hereinafter collectively called "Tenant Substances"). Without representing that the Tenant Substances are or are not Hazardous Materials, as that term is used herein, Tenant warrants and represents that it shall use, employ, store or otherwise handle or deal with said Tenant Substances in accordance with all applicable Environmental Requirements. Landlord agrees that Tenant is authorized to store on the premises those substances listed in Exhibit "E" and that such storage, if permitted under applicable Environmental Requirements, will not constitute an event of default under the terms and conditions of this Lease.

   (e) For purposes of Subparagraph (a) and (b) of this Paragraph 6, the term "Tenant" refers not only to Viking Office Products, Inc., but also to its agents, employees, contractors, or invitees.

   (f) Landlord represents that, to the best of its knowledge, without independent investigation, no Hazardous Materials were placed upon the Premises in violation of any Environmental Requirements prior to the commencement date of this Lease.

6.4    Condition of Premises.

       Tenant accepts the Premises in the condition existing as of the Date of Occupancy. Tenant accepts the Premises subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing use of the Premises and to any covenants or restrictions of record, and matters disclosed by any attached exhibits. Tenant acknowledges that Landlord and Landlord's agent have not made any representation or warranty as to the suitability of the Premises for Tenant's business.

7.     Maintenance, Repairs and Alterations.

7.1(a) Maintenance, Tenant's Obligations.

       During the Lease Term, Tenant shall maintain, replace and keep the Premises, fixtures and equipment in good and clean order, condition and repair, including, but not limited to, all windows and doors and their fixtures, loading dock equipment (dock levelers, overhead doors, dock shelters, seals and bumpers), pavement under the sole control of Tenant, electrical system, lighting (fixtures, bulbs, ballasts, starters, and diffusers), plumbing, doors, sprinkler system within the Premises, interior wall surfaces, interior partitions and mezzanines. Notwithstanding any language to the contrary in this Paragraph 7.1(a), Tenant shall not effect any repairs to any portion of the pavement, dock shelters, or any other portion of the Building which is obligated to maintain, without first submitting plans and specifications to Landlord for its prior written approval.

       In addition, Tenant shall maintain the heating and air conditioning systems within the Premises. As part of such maintenance of those systems, the Tenant shall maintain service contracts satisfactory to Landlord, a copy of which maintenance contract shall be sent to Landlord within twenty (20) days after its commencement, covering the heating and air conditioning systems. Provided such regular maintenance of the heating and air conditioning systems has been maintained by the Tenant, then if a capital component of a heating or air conditioning system requires replacement during the Term and such replacement is not covered under the terms of a reasonable maintenance agreement for such system as required to be maintained by the Tenant, then the Landlord shall make such replacement at its expense.

       Tenant waives the benefits of any statute which would give Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

       Landlord represents that the electrical, plumbing, HVAC, and other mechanical Building systems are in good working order and condition and will be so for the first ninety (90) days following the Date of Occupancy.

7.1(b) Trash Storage.

       Tenant agrees to store trash in dumpsters or other suitable containers outside the Building which shall be provided by the Landlord as part of the Operating Costs of the Property. Tenant agrees not to store goods, pallets, drums, or other materials outside the Premises. Tenant agrees that all trash produced or kept by it shall be removed from the Premises and the Building at least two times per week, provided that the Landlord shall at all times have the right to determine that the Tenant shall be required to remove its trash more frequently if the circumstances warrant more frequent removal.

7.1(c) Floor Loading.

       Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Use by Tenant of any mezzanines for storage is at Tenant's sole risk and Tenant agrees to indemnify Landlord from any claims resulting from any such use.

7.1(d) Parking.

       In the event Landlord designates specific parking areas within the parking and loading areas, Tenant will cause its employees, agents, and invites to park only in the designated areas.

7.1(e) Vehicle Repair or Storage.

       No repair or servicing of any motorized vehicle shall be allowed in the Premises or in any parking or loading areas, roadways, or service areas within the Building. No vehicle (including equipment, trailers, and machinery) shall be abandoned or disabled or in a state of non-operation or disrepair upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant's employees, agents, and invitations. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle to be removed and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle within ten (10) days of written notice to Tenant.

7.2    Landlord's Obligations.

       Landlord will maintain the roof (including the roof membrane, if any, but not including any items placed on the roof for or on behalf of the Tenant, even if the Landlord has given its permission for such placement), the structural integrity of the exterior walls, structural supports and foundations of the Building and the paved areas of the Property owned by the Landlord and serving the Building, unless covered by the provisions of Paragraph 9.3. Landlord may enter the Premises on reasonable notice to carry out its obligations. Landlord will not unduly interfere with Tenant's operations. Landlord is not liable for any reasonable interruption of Tenant's use of the Premises.

       It is expressly agreed between the parties that the Landlord will not be liable to the Tenant for any damage or injury which may be sustained by the Tenant or those claiming through Tenant as a result of leaks in the room; foundation or outside walls. The Landlord will be liable to the Tenant only in the event of the Landlord's willful refusal to repair the roof foundation and outside walls or Landlord's gross negligence in making such repairs.

       If Landlord shall not have performed any roof repair required of it by this Lease within thirty (30) days of written notice from Tenant, then Tenant shall have the right to effect any such necessary repair. Landlord shall then repay the reasonable costs of such repair by Tenant within thirty (30) days of receipt of an invoice from Tenant, as well as other reasonable documents that may be requested by Landlord concerning such roof repair.

7.3    Rail Spur Use and Costs.

   (a) If Tenant has sole access to a rail spur servicing the Building, Tenant, at its sole cost and expense, shall maintain and repair the entire rail spur. Tenant also agrees to reimburse Landlord as Additional Rent for all insurance and other operating costs incurred by Landlord regarding the rail spur within ten (10) days after receipt of a statement from Landlord.

   (b) If more than one tenant has access to a rail spur(s) servicing the Building, the Landlord shall coordinate all maintenance and repairs. Tenants with access to the rail spur(s) shall reimburse Landlord for the maintenance, repairs, insurance, and other operating costs based upon the proportion of the Premises to the total leasable area leased, from time to time, to tenants having
access to the rail spur(s).   Tenant shall reimburse Landlord as Additional Rent
for such costs within ten (10) days after receipt of a statement from Landlord.

7.4    Surrender of Premises.

       At the end of the term, or any other termination, Tenant will return the Premises in good, clean condition and operating order, after completing all maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted to the extent that it is not part of Tenant's obligation to maintain and replace. Also excepted is casualty from causes against which Landlord carries insurance and for which casualty Landlord actually collects insurance proceeds. Damage to the Premises caused by Paragraph 7.5(c) removals will be repaired by Tenant. If Tenant shall fail to take all measures required to return the Premises as required by this Paragraph 7.4 within a reasonable period of time, then Landlord shall have the right to take all such measures on behalf of the Tenant, and the Tenant shall be obligated to repay, as Additional Rent, all costs incurred by Landlord in such undertaking.

     Tenant shall notify Landlord in writing at least 120 days prior to vacating the Premises and shall within 30 days prior to vacating arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

7.5    Alterations and Additions.

7.5(a) Consent.

       Tenant will not make any alterations or improvements to the Premises, or changes to the exterior of the Premises, or the exterior of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall furnish the Landlord with copies of any construction drawings and contracts with contractors for any proposed improvements. Landlord may condition its consent with any of the following:

       (i) Tenant's agreement to remove any alterations or improvements upon termination, and to restore the Premises to the prior condition. Landlord agrees to advise the Tenant at the time of consent to any proposed alterations whether or not the Landlord requires such alterations to be removed at the termination of the Lease Term pursuant to Paragraph 7.5(c).

       (ii) A performance, payment, and completion bond in a reasonable amount based upon the nature and cost of the alterations to be constructed.

       (iii) Insurance necessary to protect both parties while work is in progress.

       (iv) Waivers of Liens from all contractors or sub-contractors involved in the alterations or improvements.

       Notwithstanding any language to the contrary in this Lease,

Tenant shall be permitted to perform any of the Tenant's Work set forth in Exhibit C at any time during the term of this Lease, provided that Tenant provides Landlord with the necessary plans pursuant to which Landlord can reasonably approve the Tenant's Work, and further provided that Tenant gives Landlord written notice after it has performed any such items of Tenant's Work. This provision shall apply solely to the Tenant's Work set forth in Exhibit C, and all other alterations or additions desired by Tenant will be performed in strict accordance with the terms of this Section 7.5.

7.5(b) Liens.

       Claims for labor or materials for, or purporting to be for labor or materials furnished to Tenant shall be paid by Tenant when due, or secured by bond, so as to immediately discharge any liens held against the Premises or Building. In the event Tenant does not discharge any such liens, Landlord shall have the right, but not the obligation, to discharge such liens. Any such amount paid or incurred by Landlord shall be immediately due and payable as Additional Rent by Tenant to Landlord together with interest at the rate indicated in Paragraph 24.10 from the date of payment by Landlord until paid by Tenant.

7.5(c) Surrender or Removal of Alterations.

       Unless removal has been required by Landlord pursuant to 7.5(a)(i), at Landlord's option, all alterations or improvements will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Tenant's machinery and equipment, unless it is fixed to the Premises so that it cannot be removed without material damage, remains the property of Tenant and may be removed by Tenant subject to Paragraph 7.4.

8.     Insurance.

8.1    Tenant's  Insurance.

       (a) During the Lease Term, Tenant will maintain a broad form policy of commercial general liability insurance insuring the Tenant and naming the Landlord, its employees, agents and real estate managers as additional insureds against liability arising out of the use, occupancy or maintenance of the Premises. The insurance will be for not less than $2,000,000 combined single limit personal injury and property damage. The limits of the insurance will not limit the liability of Tenant. The policy will contain cross-liability endorsements and additional insured endorsements and will insure Tenant's performance of the indemnity provisions of Paragraph 8.5. Tenant may provide the coverage required herein by means of a blanket policy, provided that the coverage afforded is on a per location basis. If Tenant fails to maintain the required insurance, Landlord may, but is not obligated to, maintain the insurance at Tenant's expense. The policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

       (b) If Tenant's Premises shall contain a boiler or other pressure vessel, Tenant shall carry Boiler and Machinery Insurance with a direct damage limit not less than the full value of the building in which the Premises are situated. Such insurance shall be written on a "repair and replacement" (replacement cost) basis.

       (c) Tenant shall maintain plate glass insurance covering all plate glass in the Premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.

       (d) Tenant shall maintain workers' compensation and employer's liability insurance in the form and amount satisfactory to Landlord.

       (e) Tenant shall maintain any other form or forms of insurance as Land-lord or Landlord's mortgagees may reasonably require from time to time, and such other insurance in form and amounts and for insurance risks as a prudent tenant would maintain to protect itself.

8.2(a) Landlord's Insurance.

       During the Lease Term, Landlord will maintain policies of insurance covering loss or damage to the Building in the amount of the full replacement value, providing protection against all perils included within the classification of fire and extended coverage. Landlord will also maintain comprehensive general liability insurance insuring the Landlord. The Landlord may also elect to provide rent loss, vandalism, malicious mischief sprinkler leakage, war, automobile, umbrella, flood, boiler, air conditioner and all-risk insurance. The insurance will provide for payment for loss to Landlord or to the holder of a first mortgage or deed of trust on the property.

8.2(b) Payment of Premiums; Insurance Policies.

       (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 8.2(a). The "Base Premiums" shall be the insurance premiums paid during or applicable to the last calendar year immediately prior to the Commencement Date.

       (ii) During the Lease Term, the Tenant shall pay the Landlord the Tenant's Share of the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph 8.2(a) exceed the Base Premiums. Tenant shall pay its share of such excess premiums in accordance with paragraph 5.2(b). If the Lease Term expires before the expiration of the insurance period, Tenant's Share of such excess premiums shall be prorated.
Tenant's obligation under this Paragraph 8.2(b) shall survive the expiration or earlier termination of this Lease.

8.2(c) Tenant's Personal Property.

       Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to the Property may result in loss of income, profits or good will to the business of Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except arising out of Landlord's gross negligence or willful misconduct. Tenant's Property includes all goods, equipment, inventory, merchandise, records and other personal property and all fixtures, improvements and betterments placed in or about the Premises, belonging to Tenant or any person connected with, or claiming under or through Tenant. Tenant agrees to indemnify Landlord and save it harmless from all loss or claims, including reasonable attorneys' fees and costs in defending a claim, arising out of loss or damage to Tenant's Property belonging to others. Landlord means Landlord, its employees and agents.

TENANT SHALL PROVIDE INSURANCE TO THE EXTENT OF NOT LESS THAN ONE HUNDRED PERCENT (100%) OF THE FAIR MARKET VALUE OF TENANT'S PROPERTY AS APPRAISED BY TENANT'S INSURER(S), WITH AN AGREED AMOUNT ENDORSEMENT. TENANT, AT ITS SOLE COST AND EXPENSE, SHALL OBTAIN THE INSURANCE COVERAGES NECESSARY TO PROVIDE PROTECTION FOR THE RISKS AND OBLIGATIONS TO INDEMNIFY ASSUMED BY TENANT AND SHALL MAINTAIN SUCH INSURANCE FOR THE LEASE TERM. TENANT AGREES TO NOTIFY EACH INSURANCE CARRIER OF THE TENANT'S ASSUMPTION OF RISK, RELEASE AND INDEMNIFICATION STATED ABOVE. TENANT ACKNOWLEDGES THAT ITS INSURANCE COVERAGES COULD BE VOIDED OR OTHERWISE ADVERSELY AFFECTED BY THE FOREGOING PARAGRAPH UNLESS THE INSURANCE CARRIER HAS WAIVED ITS RIGHT OF SUBROGATION OR HAS OTHERWISE AGREED TO THE ABOVE ASSUMPTION OF RISK, RELEASE AND HOLD HARMLESS AGREEMENT AND INDEMNIFICATION.

8.3(a) Tenant's Insurance Policies.

       All policies of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder's rating of not less than A and a financial rating of AAA as rated in the most current available "Best's" Insurance Reports, and qualified to do business in Maryland. Each such policy shall be issued in the name of Tenant, with Landlord named as an additional insured. Said policies shall be for the mutual and joint benefit and protection of each of said parties and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance (but in no event less than the amount of notice required by Maryland law) of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as Additional Rent, the premium so paid by Landlord, in addition to an administrative surcharge of Five Hundred Dollars ($500.00). If, upon Tenant's failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant's coverage under Landlord's insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as Additional Rent, the cost of the increase in Landlord's premium resulting therefrom plus fifteen percent (15%) of the cost of obtaining such additional coverage for administrative overhead. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named insured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in Paragraph 8.2(c), above; and (iv) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord.

8.3(b) Increased Risk.

       Tenant will not do anything or permit anything to be done or any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act, omission or operation of Tenant causing the increase in the premiums, including, but not limited to, non-compliance with recommendations under Paragraph 6.2. Payment of additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement, Tenant shall promptly terminate or remove the Increased Risk.

8.4    Waiver of Subrogation on Property Policies.

       Each party releases the other party from any and all liability and responsibility (to the other party or anyone claiming through or under them by way of subrogation or otherwise) for loss or damage to property resulting from causes insured against, except if such casualty has been caused by the fault or gross negligence of the other party, or for whom such party may be responsible.

8.5    Indemnity.

8.5(a) Tenant Indemnity.

       Tenant shall indemnify and hold harmless Landlord, its agents, employees and real estate managers, from and against any and all claims arising from: (a) Tenant's use of the Premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Building, (c) any breach or default in the performance of Tenant's obligations under the Lease, or arising from any negligence of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding. In case any action or proceeding is brought against Landlord by reason of any such aforementioned claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence. The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which Landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made by the insurer.

8.5(b) Landlord Indemnity.

       Landlord shall indemnify and hold harmless the Tenant, its agents and employees from and against any and all claims arising at the Building but outside of the Premises and arising from: (a) the conduct of Landlord's business or anything else done or permitted by Landlord to be done on the Building but outside of the Premises, or (b) any breach or default in the performance of Landlord's obligations under the Lease, or arising from negligence of the Landlord or Landlord's agents, contractors or employees.

9.     Casualty Damage.

9.1    Damage to Premises.

       Tenant will give immediate notice to Landlord of fire or other casualty damage to the Premises. Landlord will repair the Premises, except damage from items in which Tenant is responsible for under Paragraph 6.3 herein and unless it decides to terminate under Paragraph 9.2. Tenant will be obligated to pay pro rata Fixed Minimum Rent and Additional Rent only on the portion of the Premises it can occupy.

9.2    Options to Terminate Due to Casualty Damage.

9.2(a) Premises Damage, Repairs Requiring More Than 150 Days.

       If the Building is substantially destroyed or the damage requires more than 150 days from the date of the damage to repair, either Landlord or Tenant has the option to terminate this Lease by giving written notice within 60 days after the date of the damage (except Tenant shall not have such option if less than twenty-five percent (25%) of the Premises is damaged, in which case the provisions of Paragraph 9.2(b) shall apply). This Lease shall terminate either 30 days after receipt of the notice or the date Tenant vacates the Premises, whichever is sooner. Landlord shall reimburse the Tenant for any Fixed Minimum Rent or Additional Rent which the Landlord has received from the Tenant which is attributable to the period after the date of termination pursuant to this paragraph.

9.2(b) Repairs Requiring Less Than 150 Days to Repair.

       If the estimated repair time is less than 180 days and Landlord diligently pursues repair, Tenant may not terminate if repair time runs over 150 days due to causes specified in Paragraph 15.

9.2(c) Damage During Last Six Months of Term.

       If casualty damage occurs to the Premises or to the Building during the last six (6) months of the Lease Term, Landlord or Tenant may terminate this Lease by thirty (30) days prior written notice.

9.3    Negligence of Tenant - Uninsured Loss

       An "Insured Loss" is damage caused by an event which is either required to be or which has been elected by Landlord to be covered by insurance described in Paragraph 8.2(a). If casualty damage occurs which is not an Insured Loss and which is due to a negligent or willful act of Tenant, Tenant will repair the damage at its expense and will remain liable for the full rent during repair. Termination under Paragraph 9.2 will not be available to Tenant.

9.4    Tenant Claims.

       No compensation, claims, or diminution of rent will be paid or allowed by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing any other portion of the Building, however the necessity may occur.

10.    Real Property Taxes.

10.1   Payment of Taxes.

       Landlord shall pay the "Base Real Property Taxes" on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for the most recent tax fiscal year, July 1, 1995 through June 30, 1996. During the Lease Term, Tenant shall pay to the Landlord the Tenant's Share of the amount, if any, by which the real property taxes for any fiscal year during the Lease Term exceed the Base Real Property Taxes. Such payments by the Tenant shall be Additional Rent payable as provided in Paragraph 5.2. Tenant shall pay Tenant's Share of the Real Property Taxes on an annual basis, within thirty (30) days of receipt of an invoice from Landlord and a copy of the real estate tax bill for the Building.

10.2   Definition of Real Property Tax.

       The term "Real Property Tax" includes any form of assessment, license fee, levy, penalty or tax (other than inheritance or estate taxes), including, but not limited to, real estate taxes, sewer taxes, front foot benefit charges, school taxes, sanitary sewer assessments, impact fees, or other such taxes levied directly upon the Landlord as, or in lieu of, real estate property taxes on the Building, imposed by an authority with direct or indirect power to tax any legal or equitable interest of Landlord in the real property of which the Premises are a part, but shall not include any rent tax payable by Tenant under Paragraph 5, nor any corporate franchise or income taxes.

10.3   Personal Property Taxes.

       Tenant will pay, before delinquent, all taxes assessed against the Tenant's trade fixtures, furnishings, equipment and all other personal property. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

11.    Utilities.

       Tenant will pay directly to the appropriate supplier, the cost of all gas, electricity, telephone and other utilities and services supplied to the Premises, and any taxes on those bills. If any services are not separately metered, Tenant will pay as Additional Rent as provided in Paragraph 5.2 its pro rata share of all jointly metered utilities used by other occupants of the property based either upon type and extent of use or on area, as reasonably determined by Landlord. Landlord reserves the right to recalculate the pro rata share allocable to Tenant if the Tenant, in Landlord's reasonable judgment, uses more than its proportionate share of a particular utility. The Landlord also reserves the right to require the separate metering of the Premises at the Tenant's sole cost and expense. Tenant acknowledges that Landlord shall not be liable under any circumstances for a loss of or injury to Tenant's property or business, however occurring, through or in connection with or incidental to the failure to furnish any utilities. Landlord represents and warrants that the Premises are separately metered for all common utilities.

12.    Assignment and Subletting.

12.1   Landlord's Consent Required.

       Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent which consent may not be unreasonably conditioned, withheld or delayed by Landlord. Any attempted assignment, transfer, mortgage, encumbrance or subletting without consent shall be void as against Landlord, and shall constitute a breach of the Lease. Landlord and Tenant agree that reasonable factors to be considered by Landlord when requested to give its permission to Tenant to assign or sublease the Premises include, but are not limited to, (1) the compatibility or appropriateness of the proposed assignee or subtenant within the desired overall tenant mix for the Building, (2) the reputation of the proposed assignee or subtenant, and (3) the financial capability or creditworthiness of the proposed assignee or subtenant.

12.2   No Release of Tenant.

       Regardless of Landlord's consent, no subletting or assignment will alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant. Acceptance of rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

12.3   Participation by Landlord.

       In the event of any assignment or sublease involving rent in excess of the Fixed Minimum Rent or Additional Rent required under this Lease (Excess
Rent), Landlord shall participate in the Excess Rent. Tenant shall promptly forward to Landlord one hundred (100%) percent of all such Excess Rent collected from the assignee or subtenant after Tenant has been reimbursed for its actual, reasonable costs in connection with any such assignment or sublease. The Tenant shall supply Landlord with true copies as executed of all assignments and subleases as well as an accurate accounting of any costs incurred by the Tenant in connection with such transaction. If Landlord shall chose to retain one hundred (100%) percent of the Excess Rent, then Tenant shall be released from all obligations thereafter under the Lease; if Landlord shall chose not to release the Tenant from its obligations pursuant to this Lease from and after the date of any such assignment or sublease, then the Excess Rent shall be shared equally by Landlord and Tenant.

12.4   Processing Fees.

       If Landlord consents to a sublease or assignment, Tenant will pay a processing fee of $500.00 in addition to all legal fees incurred by Landlord.

13.    Defaults; Remedies.

13.1   Events of Default.

       It is a default under this Lease if any of the following "Events of Default" happens:

       (a) if any Fixed Minimum Rent or Additional Rent is not paid when due; or

       (b) if the Premises are vacated or abandoned by Tenant, without Landlord's prior written approval, for more than ten (10) consecutive business days; or

       (c) if the provisions of Paragraph 6.3 are not fully complied with; or

       (d) if Tenant defaults under any of the terms of this Lease other than those in Paragraphs 13.1(a), (b), and (c), and default continues for fifteen
(15) days after written notice is sent to Tenant (except if default cannot be completely cured within fifteen (15) days, it will not be an Event of Default if Tenant starts to cure within the fifteen (15) day period, and in good faith continually proceeds to remedy the default beyond the fifteen (15) day period). Anything to the contrary notwithstanding, if the default existing under the lease, other than those in Paragraphs 13.1(a), (b), and (c), still exist after 60 days, the Landlord may pursue its remedies under the lease; or

       (e) if Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking relief under any federal, state or other statue or regulation, or seeks or consents or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of Tenant's properties or of the Premises or any or all rents, earnings, or income or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

       (f) if a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statue or regulation, which remains undismissed or unstayed for an aggregate of 60 days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of 60 days (whether or not consecutive).

13.2   Notice; Termination.

       At any time after the happening of an Event of Default Landlord may send Tenant written notice stating that Landlord elects that this Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least 5 days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4, the Lease and all interests demised will terminate and all rights of the Tenant to possession of the Premises shall cease. The termination will not take place before the stated date and time if:

       (i) Tenant has paid all arrears of Fixed Minimum Rent and Additional Rent and all other amounts payable by Tenant (together with interest pursuant to Paragraph 24.10), and as Additional Rent all expenses (including, without limitation, attorney's fees and expenses) incurred by Landlord due to any default by Tenant, (the "Arrearages"), and

       (ii) all other defaults have been cured to the satisfaction of Landlord.

13.3   Repossession, Re-letting.

       After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property from the Premises. After such repossession, Landlord may (but is under no obligation to) re-let the Premises, any part thereof or the Premises with additional premises, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concessions, periods of rent free use, or alterations) and for purposes which Landlord determines and Landlord may receive the rents. Landlord is not liable for failure to collect any rent due upon any such reletting.

13.4   Survival of Tenant's Obligations; Damages.

       No provisions in Paragraphs 13.1, 13.2, or 13.3 will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

       In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession. Further, Tenant, until the end of what would have been the term of this Lease in the absence of termination and whether or not the Premises or any part have been re-let, is liable to Landlord for, and will pay to Landlord, as liquidated and agreed "Current Damages" for Tenant's default as Additional Rent:

       (a) the Fixed Minimum Rent and all Additional Rent and any other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's reasonable, actual expenses in connection with any reletting, including, without limitation, repossession costs, brokerage commission, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such reletting, in addition to the proportion of the Tenant improvement monies expended by Landlord on fitting up the Premises for Tenant's use, calculated based upon the portion of the term during which the Tenant shall not occupy the Premises divided by the total length of the term of this Lease, LESS

       (b) the net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises have been relet with additional premises, the net proceeds, if any, of reletting shall be prorated.

       Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover from Tenant each month.

       After termination under Paragraph 13.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord, on demand, as liquidated and agreed "Final Damages" for Tenant's default and in lieu of all Current Damages beyond the date of demand, an amount equal to the present cash value on the date of demand on the Fixed Minimum Rent and Additional Rent which would have been payable from the date of demand for what would have been the unexpired term of this Lease if it has not been terminated plus the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid.

       If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount to an amount less than that provided for, Landlord is entitled to the minimum amount allowable under the statute or rule of law. The rate of interest shall be as provided in Paragraph 24.10.

       Notwithstanding any language to the contrary in this Lease, if Tenant fails to take possession of the Premises after entering into this Lease, Tenant and Landlord agree that, in addition to any other right available to Landlord pursuant to the terms and conditions of this Lease or Maryland law for the remedy of such breach of Lease, the proper measure of the damages for which Tenant shall be liable to Landlord (i.e., the excess of the rent reserved under the Lease or the reasonable rental value of the Premises at the time of Tenant's default) shall be equivalent to the amount of Fixed Minimum Rent that would have been paid by Tenant to Landlord from the Lease Commencement Date to the Lease Termination Date, discounting such amount to present worth at a discount rate equal to one (1) percentage point above the discount rate then in effect at the Federal Reserve Bank in Baltimore. The parties hereto agree that said sum shall not preclude the Landlord from recovering any special damages which may have resulted from the Tenant's breach. Tenant further agrees that Landlord shall in no matter be required to mitigate its damages upon Tenant's default as set forth in this Paragraph 13.

14.    Condemnation.

14.1   Permanent Condemnation.

       If the Premises or any portion are taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this Lease will terminate as to the part taken as of the first date the condemning authority takes either title or possession. If the portion of the Premises taken is more than fifty percent (50%) or makes the balance unfit for Tenant's use, Tenant has the option to terminate this Lease without penalty as of the date the condemning authority takes possession. The option will be exercised in writing as follows:

       (i) within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or

       (ii) absent notice, within ten (10) days after the condemning authority has taken possession.

If Tenant does not terminate, this Lease will remain in full force and effect as to the portion of the Premises remaining. The Rent and Additional Rent will be proportionately reduced and adjusted.

Any award for Condemnation is the Landlord's, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant is entitled to all of the proceeds of any award for damage to Tenant's trade fixtures and removable personal property and moving expenses. If this Lease is not terminated, Landlord, to the extent of severance damages received, will repair damage to the Premises caused by Condemnation except to the extent that Tenant has been reimbursed by the condemning authority.

14.2   Temporary Condemnation.

       Upon Condemnation of all or a part of the Premises for temporary use, this Lease will continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award will be prorated between the Landlord and the Tenant as of the expiration date of the term. If the temporary use causes damage which must be restored upon termination of the temporary use, the Tenant shall be entitled to the award for the cost of any such restoration and the Tenant shall be responsible for completion of any restoration work required to place the Premises in the condition they were in prior to Condemnation unless the release of the Premises occurs after termination. In such case, Tenant will assign to the Landlord any claim it may have against the condemning authority. If Tenant has received restoration funds, it will give the funds to the Landlord within 15 days after demand.

15.    Force Majeure.

       If either parties performance of any obligations under any provision in this Lease is delayed by an act or neglect of the other party, an Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the obligation is extended for a period equal to the delay. The provisions of this Paragraph 15 shall in no manner permit any delay with regard to the Tenant's payment of all items of Rent and Additional Rent as they become due hereunder.

16.    Subordination & Non-Disturbance

16.1   Subordination.

       This Lease, at Landlord's option, shall be subordinate to any form of security now or later placed on the Property and to all advances made on the security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, this Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so, if Tenant fails to so execute within ten (10) days after written demand.

16.2   Non-Disturbance.

       Landlord represents that as of the date of this Lease there are no present mortgages encumbering the Premises. Landlord agrees to use reasonable efforts to secure a non-disturbance agreement from all future mortgage holder(s) in a form reasonably acceptable to such mortgage holder(s) which shall provide that so long as this Lease is fully executed and in full force and effect, and the Tenant fully performs its obligations under this Lease, and the Tenant fully attorn to such mortgage holder(s), then Tenant shall be permitted to remain in quiet possession of the Premises without interruption or disturbance from such mortgage holder(s).

17.    Estoppel Certificate & Financial Statements

17.1   Estoppel Certificate.

       Tenant, within ten (10) days after receipt of written notice from Landlord, will deliver to Landlord a written statement in a form supplied and approved by the Landlord (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) stating the amount of the security deposit, if any, held by Landlord and (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser or lender of the Premises.

       Tenant's failure to deliver the statement within said time will be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that any security deposit is as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that not more than one month's rent has been paid in advance.

17.2   Financial Statement.

       If Landlord desires to sell or finance or refinance all or part of the Premises, Tenant agrees to deliver to any proposed purchaser or lender named by Landlord all financial statements of Tenant as may be reasonably required by the proposed purchaser or lender. The statements will include the past three years' financial statements of Tenant. All financial statements will be received by Landlord in confidence and will be used only for these purposes. In lieu of providing the financial documents specified in this Section 17.2, Tenant shall be permitted to present Landlord with its most recent annual report, provided that the report is certified by an officer of the Tenant.

18.    Corporate Authority.

       If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

19.    Notices.

       All notices required or permitted under this Lease shall be in writing and shall be deemed duly given if sent by United States certified or registered mail, return receipt requested, or by Federal Express or other major overnight courier that provides evidence of delivery, addresses to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

       Either party by notice as provided above may change the address for notices and/or payment of rent.

20.    Broker's Fee.

       Landlord and Tenant represent and warrant to each other that except as listed in the Information Schedule, no broker, agent or lender has been employed by it in connection with this Lease and no commission are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses of claim or fees or commissions resulting from the indemnifying party having dealt with any broker agent or lender in negotiating this Lease. Landlord and Tenant acknowledge that the broker(s) in this transaction are as listed in the Information Schedule and that payments of commissions will be in accordance with their respective agreements. Tenant represents it did not deal with any other broker, agent or lender purporting to represent Landlord.

21.    Landlord's Access.

       Landlord and Landlord's agents have the right to enter the Premises at reasonable times, upon 24 hours advance notice, for the purpose of inspecting, showing the Premises to prospective purchasers, tenants, lenders, and making alterations, repairs, improvements or additions to the Premises or to the Building that Landlord deems necessary or desirable. Landlord shall have unrestricted access to the Premises in the case of a bona fide emergency. Landlord may place any ordinary "For Sale" or "For Lease" signs on the Building, without rebate of rent liability during the last six (6) months of the term of the Lease, or any renewal thereof.

22.    Landlord's Liability.

       The term "Landlord" means only the owner or owners of the fee title at the time in question. If the Landlord (or the then grantor) transfers any title or interest, from and after the date of transfer the Landlord (or the then grantor) is relieved of all liability for Landlord's obligations. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be binding on Landlord's successors and assigns. Tenant agrees to attorn to any transferee or lender of Landlord. Tenant shall look to the Landlord's successors for the return of the Security Deposit and the original Landlord shall be obligated to transfer the Security Deposit upon any sale or transfer of the Property.

       Tenant shall indemnify and hold harmless Landlord from any liability for damages to any person or any property in or upon the Premises, the sidewalks adjoining the Premises, and any loading platform area allocated to the use of Tenant, including the person and property of the Tenant, and its employees, agents, contractors, and all persons in the Premises at its or their invitation or their consent, unless such damages are the result of the gross negligence or willful misconduct of the Landlord. In order to effect the indemnification set forth herein, Landlord shall be defended in court or otherwise, at Tenant's sole cost and expense, by counsel satisfactory to Landlord, provided that no settlement of any claim brought against Landlord and so indemnified by Tenant shall be settled without first obtaining Landlord's approval, which consent shall not be unreasonably withheld or delayed, provided that such settlement shall be fully paid by Tenant.

       Landlord shall not be liable to Tenant for Tenant's loss of business, or other consequential loss or damage, regardless of howsoever caused. The liability of the Landlord under this Lease shall be limited solely to the assets and property of the Building, no general partner or stockholder of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease, and a deficit capital account of a partner of Landlord shall not be deemed an asset or property of the Building.

23.    Landlord's Right.

       If Tenant fails to make any required payment (other than rent or additional rent) or defaults in performing any other term in this Lease, Landlord may, but need not (and without waiving the default), make such payment or remedy other defaults for Tenant's account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on ten (10) business days written notice to Tenant. The costs, with interest under Paragraph 24.10, and with charge equaling 5% of the cost (to cover Landlord's overhead), is due as Additional Rent with Tenant's next Fixed Minimum Rent installment.

24.    Miscellaneous.

24.1   Time of Essence.

       Time is of the essence under this Lease.

24.2   Covenants and Conditions.

       Each provision of this Lease performable by Tenant is both a covenant and a condition.

24.3   Captions.

       Paragraph captions are only for convenience.

24.4   Incorporation of Prior Agreements, Amendments.

       This Lease contains all the agreements of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The exhibits listed on the Information Schedule and attached to this Lease are part of this Lease as fully as if placed in the body of the Lease.

24.5   Cumulative Remedies.

       No remedy or election is exclusive but, wherever possible, is cumulative with all other remedies at law or in equity.

24.6   Severability.

       The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

24.7   Merger.

     The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

24.8   Holding Over.

       If Tenant retains possession after the Lease Term expires, without the prior written consent of Landlord, the occupancy will be a tenancy from month-to-month at a rent in the amount of one and one-half the highest Fixed Monthly Minimum Rent during the term of this Lease, plus all Additional Rent and other charges payable, and upon all other terms contained herein. Any options (i.e., renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy.

24.9   Waivers.

       Waiver by Landlord or Tenant of any provision is not a waiver of any other provision or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord's or Tenant's consent or approval of any act will not make it unnecessary to obtain Landlord's or Tenant's consent or approval in the future. The acceptance of rent by Landlord is not a waiver of any breach by Tenant other than a failure of Tenant to pay the particular rent accepted, regardless of whether Landlord knows of such a breach.

24.10  Interest on Past-due Obligations.

       Any amount due to Landlord not paid when due will bear interest from the date due at the prime lending rate in effect from time to time as reported in

The Wall Street Journal or the highest rate of interest payable under the law,
- -----------------------
whichever is lower. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

24.11. Attorney's Fees.

       If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorney's fees as fixed by the court to be paid by the losing party. The term "attorney's fees" shall include, but is not limited to, reasonable attorney's fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceeding, including appellate proceedings, whether the proceedings arise before or after entry of a final judgment and all costs and disbursements in connection with the matter.

24.12  Waiver of Jury Trial.

       THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.
                                                  ------------------
                                                  Initials of Tenant or
                                                  Tenant's Representative


24.13  Recording.

       Either party may record this Lease or a short form of this lease upon payment by the recording party of all recording fees. The party that records this Lease or a short form of this Lease shall pay all recordation costs.

24.14  Signs and Auctions.

       Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the Premises or the Building (including without limitation any displays on or in any motor vehicles placed by Tenant, its employees, agents and servants on or about the Building), nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord, which consent may be withheld in its sole and absolute discretion. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

   (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or Building in the front, rear or sides of the building, nor block any sidewalk, parking lot or other exterior portion of the Premises or Building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of the Building.

   (c) Tenant agrees not to conduct any auction on the Premises without Landlord's prior written consent.

24.15  Security.

       Tenant acknowledges that the rents reserved in this Lease do not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invites from acts of third parties.

24.16  Relocation of Tenant.

       [Intentionally Omitted.]

24.17  Easements and Restrictive Covenants.

       Landlord reserves the right to grant and record easements, cross easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable.

The grants will not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to execute documents requested by Landlord within ten (10) days of receipt from the Landlord. Failure to execute will be a material breach under this Lease.

24.18  Rules and Regulations.

       Tenant will comply with Landlord's reasonable rules and regulations respecting the Building. Notice of the rules and regulations will be given to the Tenant in writing.

24.19  Binding Effect; Choice of Law.

       Subject to provisions restricting assignments or subletting and to the provisions of Paragraph 22, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

24.20  Absence of Option.

       The submission of this Lease for examination does not constitute a reservation of/or an option for the Premises and this Lease becomes effective only upon execution by Landlord.

24.21  Notices to Mortgagee.

       Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises, provided that Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety
(90) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

24.22  Additional Rent.

       All sums of money required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered Additional Rent and shall be collectible by Landlord as Additional Rent, in accordance with the terms of this Lease. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord.

24.23  Delivery of Premises.

       Tenant acknowledges and agrees that Landlord shall deliver Suite 101, consisting of approximately 41,910 square feet, on June 15, 1995, and that Landlord shall deliver to it Suite 102, consisting of approximately 19,613 square feet, on or before August 1, 1995.

24.24  Rent Commencement Date.

       Notwithstanding any language to the contrary in this Lease, the rent commencement date shall be August 1, 1995.

24.25  Lease Renewal.

       (a) Provided that Tenant is not in default under any of the terms, covenants, and conditions of this Lease at the time of Tenant's giving notice of its intention to renew or at any time from that date to the commencement date of any Renewal Term hereunder, Landlord hereby grants Tenant the optional right to extend the term of this Lease for two (2) successive periods of three (3) years each (the "First Renewal Term and the Second Renewal Term" respectively). Each Renewal Term added to the term of this Lease by the exercise of an option shall be called a Renewal Term. An option to create a Renewal Term may be exercised only by written notice from Tenant to Landlord not less than one hundred eighty
(180) days before the start of the respective Renewal Term.

       (b) The following limitations shall apply to the exercise of Tenant's renewal options:

           (i) if any option to extend the term of this Lease is not timely exercised, all unexercised options to extend shall automatically become null and void;

           (ii) each right to extend the term of this Lease may be exercised only by the undersigned Tenant or its permitted assignee for its continued use and occupancy of the Premises and only if it is in possession of the Premises and operating a permitted use therein when it exercised the right; and

           (iii) if a non-technical default by Tenant shall exist under the terms and conditions of this Lease, all unexercised rights to extend the term of this Lease shall automatically be extinguished and become null and void, unless such non-technical default shall be cured by Tenant. As used herein, the term "non-technical default" shall mean any monetary or material defaults of the Lease, and it is the intention of the Landlord and Tenant that technical defaults such as, by way of example, delay in the delivery of any documents required by the terms and conditions of the Lease to be presented by Tenant to Landlord, shall not be cause for the forfeiture of the rights contained in this Paragraph 24.25.

       (c) All terms, covenants, and conditions set forth in the Lease with the respect to the original Term shall apply to any Renewal Term, provided that the following exceptions shall apply:

           (i) the Fixed Annual Minimum Rent due from Tenant during each lease year of the First Renewal Term, which shall commence on August 1, 2001 and terminate on July 30, 2004, shall equal a sum equal to the Fixed Annual Minimum Rent payable by Tenant to Landlord during the period August 1, 2000 through July 30, 2001 (the "First Renewal Term Base Rent"), increased by the increase, if any, in the CPI Index (as defined below) from August 1, 2000 to the commencement of the lease year within the First Renewal Term for which such computation is being made, which sum shall be determined by multiplying the First Renewal Term Base Rent by a fraction, the numerator of which is the CPI which shall most recently have been published prior to the commencement of the lease year for which such computation is being made, and the denominator of which is the CPI Index which shall most recently have been published prior to August 1, 2000. Notwithstanding any language to the contrary in this Paragraph 24.25, the Fixed Annual Minimum Rent due from Tenant during each lease year of the First Renewal Term shall never be less than the First Renewal Term Base Rent. As used herein, the term "CPI Index" shall mean the official Consumer Price Index for the Urban Wage Earners and Clerical Workers, All Items, for the Baltimore, Maryland Metropolitan Area, published by the Bureau of Labor Statistics, U.S. Department of Labor (1982-1984 = 100). In the event that the Bureau of Statistics should cease to publish the aforesaid index in its present form and calculated on the present basis, a similar index or an index reflecting similar changes in the cost of living shall be chosen by Landlord, which index shall then be the CPI Index for all purposes in this Lease. If the Bureau of Labor Statistics should merge the CPI indices for the Baltimore, Maryland Metropolitan Area and the Washington, D.C. Metropolitan Area, then the term "CPI Index" shall thereafter mean the merged CPI Index.

           (ii) the Fixed Annual Minimum Rent due from Tenant during each lease year during the Second Renewal Term, which shall commence on August 1, 2004 and terminate on July 30, 2007, shall equal the "market rate" (as hereinafter defined). As used herein, "market rate" shall mean the then prevailing market rental for comparable space within the same market area. If the parties are unable to agree upon a market rate within thirty (30) days following Tenant's exercise of its option to extend the term of the Lease, the market rate shall be determined by a panel consisting of three (3) real estate brokers licensed in Maryland and having the experience of leasing similar space, one (1) of whom shall be appointed by the Landlord, one (1) of whom shall be appointed by the Tenant, and one (1) of whom shall be appointed by the two brokers so appointed by Landlord and Tenant. The decision of the panel so appointed shall be final and conclusive between the parties hereto, and if the members of the panel are unable to agree upon the market rate, the average of the three determinations of market rate by the members of the panel shall govern for purposes of this provision.

PAGE INTENTIONALLY ENDED HERE TO CONTINUE ON THE
NEXT PAGE WHICH IS THE SIGNATURE PAGE.

SIGNATURE PAGE:

       Both parties acknowledge that they have reviewed this lease thoroughly and have given their voluntary consent to the provisions. The Landlord and Tenant agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

       The parties hereto have executed this Lease on the dates specified below, with the intent that this Lease be executed under seal by each of them.

WITNESS/ATTEST:                         LANDLORD:

                                        OTR, an Ohio general partnership

     _____________________________      By: _______________________ (SEAL)
                                        Title: ____________________
                                        on: _______________________

WITNESS/ATTEST:                         TENANT:

                                        VIKING OFFICE PRODUCTS, INC.

     _____________________________      By: ______________________ (SEAL)
                                        Title: ___________________
                                        on: ______________________

                                  EXHIBIT "B"

                             PLAN OF THE PREMISES


                                  EXHIBIT "A"

DESCRIPTION OF THE PREMISES AND ADJACENT SITE IMPROVEMENTS

The Premises are described as follows:

     10650 Riggs Hill Road
     Suites 101-102
     Jessup, Maryland 20785

The Adjacent Site Improvements are described as follows:

     N/A

                                  EXHIBIT "B"

                              PLAN OF THE PREMISES

                                  EXHIBIT "C"

                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK


LANDLORD'S WORK:

1.   Deliver 4,000+ square foot existing office, in broom clean condition
                  -
(otherwise in "as is" condition).



TENANT'S WORK:

1.   Install four pit levelers.

2.   Install new bumpers and shelters.

3.   Confirm 400 amp electrical service.

4.   Demolish 2,400 square foot air conditioning assembly.

5.   Demolish 2 rear offices and rooms.

6.   Install 30 metal halide lights.

7.   Clean Building below blue stripe.

8.   Repaint and recarpet office to be delivered by Landlord.

9.   Demolish demising wall between Suites 101 and 102.

     All of the Tenant's Work shall be shown on the plans attached hereto as Exhibit C-1, subject to the terms and conditions of this Lease.

                                  EXHIBIT "D"

             CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS

In consideration of existing and future legislation concerning the handling, storage, use and disposition of dangerous/hazardous chemicals and materials, Tenant acknowledges the risks and liabilities associated with same agrees to the following:

A. Tenant shall determine what laws, regulations and ordinance regarding the handling, storage, use and disposition of dangerous/hazardous chemicals and materials apply to Tenant's business with respect to the leased premises. Tenant shall take all reasonable and necessary steps, including any inspections, tests or studies, as required by such laws to cause prompt and ongoing compliance therewith.

B. Tenant agrees to immediately notify Landlord and the appropriate authorities of any spills, accidents, or improper discharges of any dangerous/hazardous chemicals and materials. Further, in addition to and in further support of and compliance with other hold harmless and indemnification obligations, Tenant acknowledges and assumes total responsibility for any and all dangerous/hazardous chemicals and materials it may handle, store, use and dispose of in or about Tenant's leased premises. Such responsibility shall include, but not be limited to, medical costs and personal injury awards (compensatory and/or punitive), environmental cleanups and related costs, governmental fines against Landlord and/or Tenant resulting from Tenant's willful and/or negligent handling, storage, use, disposition of dangerous/hazardous chemicals and materials, and/or Tenant's non-compliance with acceptable law.

C. Tenant shall, upon Landlord or governmental request, disclose the type and quantity of dangerous/hazardous chemicals and materials Tenant is/has handled, stored, used, disposed of in or about Tenant's leased premises.

D. Tenant shall endeavor to:

     1. Maintain and control all inventories of dangerous/hazardous chemicals and materials handled, stored, used, disposed of in or about tenant's leased premises.

     2. Educate managers, employees, and shipping personnel on the property handling, storage, use, disposition of dangerous/hazardous chemicals and materials.

     3. Develop a dangerous/hazardous chemicals and materials accident plan.

     4. Isolate key use and storage areas of dangerous/hazardous chemicals and materials from ground waters, surface waters, and soils.

     5. Keep informed about existing and future governmental requirements concerning dangerous/hazardous chemicals and materials and Tenant's respective compliance obligations.

                                  EXHIBIT "E"
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                               TENANT SUBSTANCES

                                  EXHIBIT "F"
                                  -----------

                                  PARKING PLAN